     As filed with the Securities and Exchange Commission on August 11, 2000

                                                 Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                              CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           45-1570294
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                               -----------------

                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

               CV THERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
         CV THERAPEUTICS, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               -----------------

LOUIS G. LANGE, M.D., PH.D.                                 COPY TO:
  CHIEF EXECUTIVE OFFICER                            ALAN C. MENDELSON, ESQ.
   CV THERAPEUTICS, INC.                                LATHAM & WATKINS
     3172 PORTER DRIVE                               135 COMMONWEALTH DRIVE
PALO ALTO, CALIFORNIA 94304                       MENLO PARK, CALIFORNIA 94025
      (650) 812-0585                                     (650) 463-4693
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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                         CALCULATION OF REGISTRATION FEE

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
                                        AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED  REGISTERED (1)   OFFERING PRICE       AGGREGATE        REGISTRATION FEE
                                                         PER SHARE (2)    OFFERING PRICE (2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  issuable under:
CV Therapeutics, Inc. Employee Stock       75,000          $55.28          $ 4,146,000.00
Purchase Plan  (3)
---------------------------------------------------------------------------------------------------------------
CV Therapeutics, Inc. Non-Employee
Directors' Stock Option Plan (4)          150,000          $55.28          $ 8,292,000.00
---------------------------------------------------------------------------------------------------------------
Total                                     225,000          $55.28          $12,438,000.00        $3,283.63
---------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, for 225,000 shares available for future grants based on the average high and low prices for the Registrant's Common Stock at $55.28 as reported on the Nasdaq National Market on August 10, 2000.

(3) The CV Therapeutics, Inc. Employee Stock Purchase Plan (the "ESPP") authorizes the issuance of a maximum of 225,000 shares, of which 75,000 of the authorized shares are being registered hereunder.

(4) The CV Therapeutics, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") authorizes the issuance of a maximum of 400,000 shares, of which 150,000 of the authorized shares are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options under the Directors' Plan or ESPP are exercised.

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

                                     PART I

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.


                                     PART II

         By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on January 8, 1997, Registration No. 333-19389 (the "First Registration Statement"), the Registrant previously registered 150,000 shares of its Common Stock reserved for issuance from time to time in connection with the ESPP. In February and March 2000, the Registrant's Board of Directors authorized the amendment of the ESPP to increase the number of shares of Common Stock issuable thereunder by 75,000 shares to a total of 225,000 shares, which amendment was approved by the Registrant's stockholders on May 16, 2000. The Registrant is hereby registering an additional 75,000 shares of Common Stock issuable under the ESPP.

         Under the First Registration Statement, the Registrant previously registered 250,000 shares of its Common Stock reserved for issuance from time to time in connection with the Directors' Plan. In February 2000, the Registrant's Board of Directors authorized the amendment of the Directors' Plan to increase the number of shares of Common Stock issuable thereunder by 150,000 shares to a total of 400,000 shares, which amendment was approved by the Registrant's stockholders on May 16, 2000. The Registrant is hereby registering an additional 150,000 shares of Common Stock issuable under the Directors' Plan.

         Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference herein with such modifications as are set forth below.


ITEM 8.                  EXHIBITS

         See the Exhibit Index on Page 4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 11th day of August, 2000.

                         CV THERAPEUTICS, INC.

                         By:        /S/ DANIEL K. SPIEGELMAN
                              ----------------------------------------
                                      Daniel K. Spiegelman
                              SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 (Principal financial and accounting officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURES                               TITLE                               DATE
       ----------                               -----                               ----
     /S/ LOUIS G. LANGE          Chairman of the Board and Chief               August 11, 2000
------------------------------         Executive Officer
Louis G. Lange, M.D., Ph.D.       (Principal executive officer)


 /S/ DANIEL K. SPIEGELMAN           Chief Financial Officer (Principal         August 11, 2000
------------------------------       financial and accounting officer)
  Daniel K. Spiegelman


   /S/ THOMAS L. GUTSHALL                      Director                        August 11, 2000
------------------------------
     Thomas L. Gutshall


 /S/ COSTA G. SEVASTOPOULOS                    Director                        August 11, 2000
------------------------------
Costa G. Sevastopoulos, Ph.D.


   /S/ BARBARA J. MCNIEL                       Director                        August 11, 2000
------------------------------
Barbara J. McNiel, M.D., Ph.D.


                                       3


       SIGNATURES                               TITLE                               DATE
       ----------                               -----                               ----
                                                Director                        August 11, 2000
------------------------------
    J. Leighton Read, M.D.

                                INDEX TO EXHIBITS

EXHIBIT                        DESCRIPTION
-------                        -----------

  4.1*    CV Therapeutics, Inc. Employee Stock Purchase Plan, as amended.

  4.2* CV Therapeutics, Inc. Non-Employee Directors' Stock Option Plan, as amended.

  5.1     Opinion of Latham & Watkins.

 23.1     Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 24.1     Power of Attorney (included on the signature page to this Registration
          Statement).

* Filed as an exhibit to the definitive proxy statement filed April 6, 2000 (File No. 0-21643) and incorporated herein by reference.


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